Exhibit 10.15
SECOND AMENDED AND RESTATED GUARANTY AGREEMENT
(Second Amended and Restated Lease Agreement No. 5)
THIS SECOND AMENDED AND RESTATED GUARANTY AGREEMENT (this “Agreement”) is dated as of May 15, 2023 (the “Effective Date”), by BP CORPORATION NORTH AMERICA, INC., an Indiana corporation (together with any successor or assign, the “Guarantor”), for the benefit of HIGHWAY VENTURES PROPERTIES TRUST, a Maryland real estate investment trust, and HIGHWAY VENTURES PROPERTIES LLC, a Maryland limited liability company (together with each of their successors and assigns, collectively, the “Landlord”).
WITNESSETH:
WHEREAS, TA Operating LLC (the “Tenant”), a Delaware limited liability company, leases from the Landlord certain real properties and improvements and certain fixtures and tangible and intangible property owned by the Landlord that are operated as hospitality, fuel and service facilities, pursuant to that certain Amended and Restated Lease Agreement No. 5, dated as of October 14, 2019, between the Landlord and the Tenant (the “Prior Lease”), and TRAVELCENTERS OF AMERICA INC., a Maryland corporation (“TCA”), guarantees the obligations of the Tenant under the Prior Lease pursuant to that certain Amended and Restated Guaranty Agreement, dated as of October 14, 2019 (the “Prior Guaranty”);
WHEREAS, TCA has entered into that certain Agreement and Plan of Merger, dated as of February 14, 2023, with BP Products North America Inc. (“Parent”) and an indirect wholly-owned subsidiary of Parent and Guarantor (“Merger Subsidiary”), pursuant to which, among other things, Merger Subsidiary will merge with and into TCA (the “Merger”), in accordance with the applicable provisions of the Maryland General Corporation Law, on the terms and subject to the conditions set forth therein;
WHEREAS, in connection with the Merger, the Landlord and the Tenant have agreed to amend and restate the Prior Lease pursuant to that certain Second Amended and Restated Lease Agreement No. 5, dated as of the Effective Date (as it may be amended from time to time or extended, the “Restated Lease”);
WHEREAS, it is a condition precedent to the Landlord’s entering into the Restated Lease that the Guarantor enter into this Agreement to substitute the Guarantor as the replacement for the Prior Guarantor and to amend and restate the Prior Guaranty as set forth herein; and
WHEREAS, the transactions contemplated by the Restated Lease are of direct material benefit to the Guarantor;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Guarantor hereby agrees, effective as of the Effective Date, that the Prior Guaranty is amended and restated in its entirety as follows:
1.    Certain Terms. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Restated Lease.

2.    Guaranteed Obligations. For purposes of this Agreement, the term “Guaranteed Obligations” shall mean the payment of each and every monetary obligation of the Tenant to the Landlord under the Restated Lease, whether now existing or hereafter arising, and including, without limitation, the payment of the full amount of the Rent payable under the Restated Lease and damages due and payable by the Tenant to the Landlord as a result of any default in Tenant’s performance of its obligations under the Restated Lease. Notwithstanding anything to the contrary herein, however, the Landlord and SVC accept and agree that the maximum liability of the Guarantor under this Agreement as of the time of any claim made hereunder by the Landlord for the entire Term (as extended) shall not exceed, in the aggregate, the Maximum Amount less any and all prior payments made by the Guarantor (and any predecessor guarantor) to the Landlord following any claims hereunder against the Guarantor by the Landlord in respect of Guaranteed Obligations. As used herein, “Maximum Amount” means the lesser of (i) $771,316,006.96 and (ii) the sum of (a) the product of (1) 1.2 multiplied by (2) the aggregate Minimum Rent for the remainder of the Term then in effect and (b) $126,966,644.49.
3.    Representations and Covenants. The Guarantor represents, warrants, covenants, and agrees that:
3.1    Validity of Agreement. The Guarantor has duly and validly executed and delivered this Agreement; this Agreement constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as the enforceability thereof may be subject to bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and subject to general equitable principles, regardless of whether enforceability is considered in a proceeding at law or in equity; and the execution, delivery and performance of this Agreement have been duly authorized by all requisite action of the Guarantor and such execution, delivery and performance by the Guarantor will not result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Guarantor pursuant to the terms of, any indenture, mortgage, deed of trust, note, other evidence of indebtedness, agreement or other instrument to which it may be a party or by which it or any of its property or assets may be bound, or violate any provision of law, or any applicable order, writ, injunction, judgment or decree of any court or any order or other public regulation of any governmental commission, bureau or administrative agency.
3.2    Credit Worthiness. Any Guarantor which is not a BP Affiliate shall at all times maintain its status as a Qualifying Guarantor. “Qualifying Guarantor” means a Person that satisfies one or more of the following:
(a) such Person is rated at least “BBB-” by S&P Global Ratings, acting through Standard and Poor’s Financial Services LLC, or “Baa3” by Moody’s Investors Services, Inc., or
(b) such Person has a Net Worth equal to or greater than the Minimum Net Worth (as such terms are defined in the Restated Lease), or

(c) such Person has a creditworthiness that is acceptable to Landlord in its sole discretion.
“BP Affiliate” means an Entity which is domiciled in the United States and is an Affiliated Person (as defined in the Restated Lease) with respect to BP Parent (as defined in the Restated Lease).
3.3    Payment of Expenses. The Guarantor agrees, as principal obligor and not as guarantor only, to pay to the Landlord forthwith, upon demand, (accompanied by reasonable documentary evidence showing the nature and amounts thereof) in immediately available federal funds, all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred or expended by the Landlord in connection with the enforcement of this Agreement, together with interest on such amounts recoverable under this Agreement, which interest shall commence to accrue on the eleventh (11th) Business Day following the date of Landlord’s Notice to Guarantor making demand therefor until payment thereof at the Overdue Rate. The Guarantor’s covenants and agreements set forth in this Section 3.3 shall survive the termination of this Agreement.
3.4    Cooperation under Restated Lease. The Guarantor shall cooperate with Landlord’s reasonable requests in connection with any proposed financing secured by all or any of the Leased Property, at no cost or expense to the Guarantor, in a manner consistent with the Tenant’s obligations under the Restated Lease and provided that any proposed recipient of any such information relating to the Guarantor that is not already in the public domain shall have entered into a customary confidentiality agreement in form and substance reasonably acceptable to the Guarantor. As an express exception to the foregoing, the Guarantor agrees that the Landlord may share copies of the Guarantor’s financial statements provided hereunder as the Landlord, in its reasonable judgment, determines to be necessary or desirable in connection with any such existing or proposed financing without the recipient thereof entering into a confidentiality agreement with respect thereto, in each case provided that the Landlord has given the Guarantor advance notice of the Person to which it intends to make such disclosure and the information it intends to share.
3.5    Books and Records. The Guarantor shall at all times keep proper books of record and account in which full, true and correct entries shall be made of its transactions in accordance with generally accepted accounting principles and shall set aside on its books from its earnings for each fiscal year all such proper reserves, including reserves for depreciation, depletion, obsolescence and amortization of its properties during such fiscal year, as shall be required in accordance with generally accepted accounting principles, consistently applied, in connection with its business.
3.6    Legal Existence of Guarantor. The Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence.

3.7    Financial Statements, etc.
(a) The financial statements previously delivered to the Landlord by the Guarantor, if any, fairly present the financial condition of the Guarantor in accordance with GAAP, and there has been no material adverse change from the date thereof through the date hereof.
(b) Any Qualifying Guarantor pursuant to Section 3.2(b) shall provide to Landlord, (i) prior to becoming Guarantor, such Person’s audited financial statement prepared in accordance with GAAP and certified by an independent certified public accountant, for such Person’s most recently completed fiscal year (or, if the date of determination is on or before the date that falls within ninety (90) days after the end of such most recently completed fiscal year and the audit of such fiscal year has not yet been released, then, the audited financial statement of such Person at the end of the fiscal year immediately preceding such most recently completed fiscal year) and, (ii) if such Qualifying Guarantor is not a BP Affiliate, for each subsequent fiscal year, such Person’s audited financial statement for such Person’s most recent fiscal year, prepared in accordance with GAAP and certified by an independent certified public accountant, within thirty (30) days of the release of such annual statement for such fiscal year but not more than eighteen (18) months after the date of determination of the prior statement, demonstrating that such Person had the Minimum Net Worth at the end of that fiscal year.
4.    Guarantee. The Guarantor hereby unconditionally guarantees that the Guaranteed Obligations shall be paid in full when due and payable, whether upon demand, at the scheduled due date thereof pursuant to the Restated Lease or otherwise, and this guarantee is a guarantee of payment and not of collectability and is absolute and in no way conditional or contingent. In case any part of the Guaranteed Obligations shall not have been paid to the Landlord by the Tenant when due by the Tenant, the Guarantor shall, within ten (10) Business Days after receipt of notice from the Landlord, pay or cause to be paid to the Landlord the amount thereof as is then due and payable and unpaid (including interest and other charges, if any, due thereon through the date of payment in accordance with the applicable provisions of the Restated Lease).
5.    Unenforceability of Guaranteed Obligations, etc. If the Tenant is for any reason under no legal obligation to discharge any of the Guaranteed Obligations (other than because the same have been previously discharged in accordance with the terms of the Restated Lease), or if any other moneys included in the Guaranteed Obligations have become unrecoverable from the Tenant by operation of law or for any other reason, including, without limitation, the invalidity or irregularity in whole or in part of any Guaranteed Obligation or of the Restated Lease or any limitation on the liability of the Tenant thereunder not contemplated by the Restated Lease or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever, the guarantees contained in this Agreement shall nevertheless remain in full force and effect and shall be binding upon the Guarantor to the same extent as if the Guarantor at all times had been the principal debtor on all such Guaranteed Obligations.
6.    Additional Guarantees. This Agreement shall be in addition to any other guarantee or other security for the Guaranteed Obligations and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guarantee or security or by any waiver, amendment, release or modification thereof.

7.    Consents and Waivers, etc. The Guarantor hereby acknowledges receipt of a correct and complete copy of the Restated Lease, and consents to all of the terms and provisions thereof, as the same may be from time to time hereafter amended or changed in accordance with the terms and conditions thereof, and, except as otherwise provided herein, to the maximum extent permitted by applicable law, waives (a) presentment, demand for payment, and protest of nonpayment, of any of the Guaranteed Obligations, (b) notice of acceptance of this Agreement and of diligence, presentment, demand and protest, (c) notice of any default hereunder and any default, breach or nonperformance or Event of Default under any of the Guaranteed Obligations or the Restated Lease, (d) notice of the terms, time and place of any private or public sale of collateral (if any) held as security for the Guaranteed Obligations, (e) demand for performance or observance of, and any enforcement of any provision of, or any pursuit or exhaustion of rights or remedies against the Tenant or any other guarantor of the Guaranteed Obligations, under or pursuant to the Restated Lease, or any agreement directly or indirectly relating thereto and any requirements of diligence or promptness on the part of the holders of the Guaranteed Obligations in connection therewith, and (f) any and all demands and notices of every kind and description with respect to the foregoing or which may be required to be given by any statute or rule of law and any defense of any kind which it may now or hereafter have with respect to this Agreement, or the Restated Lease or the Guaranteed Obligations (other than that the same have been discharged in accordance with the Restated Lease).
8.    No Impairment, etc. Except as provided in Section 10 below, the obligations, covenants, agreements and duties of the Guarantor under this Agreement shall not be affected or impaired by any assignment or transfer in whole or in part of any of the Guaranteed Obligations without notice to the Guarantor, or any waiver by the Landlord of any of the Guaranteed Obligations or any indulgence in or the extension of the time for payment by the Tenant or any other guarantor of any amounts payable under or in connection with the Guaranteed Obligations or of the time for performance by the Tenant or any other guarantor of the Tenant’s obligations under the Restated Lease or the extension or renewal thereof (except that with respect to any such extension or waiver granted by the Landlord to the Tenant, the Guarantor’s corresponding obligations (if any) shall be subject to the same extension or waiver), or the modification or amendment (whether material or otherwise) of the Restated Lease (provided, that any written amendment, modification or termination of the Restated Lease executed and delivered by the Landlord and the Tenant or effected pursuant to the terms of the Restated Lease, shall modify the Guarantor’s payment obligations hereunder in the same manner and to the same extent as Tenant’s payment obligations are thereby affected) or any of the Guaranteed Obligations, or the voluntary or involuntary sale or other disposition of all or substantially all the assets of the Tenant or any other guarantor or insolvency, bankruptcy, or other similar proceedings affecting the Tenant or any other guarantor or any assets of the Tenant or any such other guarantor, or the release or discharge of the Tenant or any such other guarantor from the performance or observance of the Guaranteed Obligations, without the consent of the Landlord, by operation of law, or any other cause, whether similar or dissimilar to the foregoing.
9.    Reimbursement, Subrogation, etc. The Guarantor hereby covenants and agrees that it will not enforce or otherwise exercise any rights of reimbursement, subrogation, contribution or other similar rights against the Tenant (or any other person against whom the Landlord may proceed) with respect to the Guaranteed Obligations prior to the payment in full of all amounts then owing with respect to the Restated Lease, and until all such amounts shall have been paid in full, the Guarantor shall have no right of subrogation, and the Guarantor waives any defense it may have based upon any election of remedies by the Landlord which destroys its subrogation rights or its rights to proceed against the Tenant for reimbursement, including, without limitation, any loss of rights the Guarantor may suffer by reason of any rights, powers or remedies of the Tenant in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging the indebtedness to the Landlord. Until all Guaranteed Obligations shall have been paid in full, the Guarantor further waives any right to enforce any remedy which the Landlord now has or may in the future have against the Tenant, any other guarantor or any other person and any benefit of, or any right to participate in, any security whatsoever now or in the future held by the Landlord.
10.    Replacement Guaranty. If at any time another Person who is a Qualifying Guarantor delivers to Landlord a guaranty with respect to the Guaranteed Obligations first accruing from and after the date of such guaranty, and otherwise in substantially the same form as this Agreement (a “Replacement Guaranty”), then the Guarantor hereunder shall automatically be released from any obligations under this Agreement if and to the extent they are Guaranteed Obligations under such Replacement Guaranty or otherwise first arise or accrue after the date of such Replacement Guaranty (it being understood that in no circumstance will the replaced guarantor be deemed liable for any obligations that first arise or accrue under the Restated Lease from and after the date of the Replacement Guaranty).
11.    Termination. If not earlier terminated pursuant to Section 10 above, this Agreement, Landlord’s rights and the Guarantor’s obligations hereunder, shall automatically terminate upon the earlier to occur of the following: (a) such time as the Guaranteed Obligations have been paid in full and all other obligations of the Guarantor to the Landlord under this Agreement have been satisfied in full; and (b) eighteen (18) months following the expiration of the Term (or eighteen (18) months following any earlier release due to the provisions of Section 10) except with respect to amounts or claims as to which Landlord shall have given notice to the Guarantor prior to such date and which have not been satisfied or otherwise resolved between parties; provided, however, if at any time, all or any part of any payment owed and applied on account of the Guaranteed Obligations is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Tenant), this Agreement, to the extent such payment is or must be rescinded or returned, shall be deemed to have continued in existence notwithstanding any such termination.
12.    Notices.
(a)    Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).
(b)    All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business

Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day
(c)    All such notices shall be addressed,
if to the Landlord, to:    c/o Service Properties Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
Attn: President and Chief Financial Officer
Email: thargreaves@rmrgroup.com
and bdonley@rmrgroup.com
if to the Guarantor, to:    BP Corporation North America Inc.
501 Westlake Park Blvd.
Houston, TX 77079
Attn: Treasurer
c/o Company Secretary
E-mail: BPTreasuryNotices@bp.com
(d)    By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.
13.    Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, including, without limitation, the holders, from time to time, of the Guaranteed Obligations; and all representations, warranties, covenants and agreements by or on behalf of the Guarantor which are contained in this Agreement shall inure to the benefit of the Landlord’s successors and assigns, including, without limitation, said holders, whether so expressed or not.
14.    Applicable Law. Except as to matters regarding the internal affairs of the Landlord and issues of or limitations on any personal liability of the shareholders and trustees or directors of the Landlord for obligations of the Landlord, as to which the laws of the State of Maryland shall govern, this Agreement, the Restated Lease and any other instruments executed and delivered to evidence, complete or perfect the transactions contemplated hereby and thereby shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (i) where any such instrument is executed or delivered; or (ii) where any payment or other performance required by any such instrument is made or required to be made; or (iii) where any breach of any provision of any such instrument occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than The Commonwealth of Massachusetts; or (vii) any combination of the foregoing. Notwithstanding the foregoing, the laws of the State shall apply to the perfection and priority of liens upon and the disposition of any Property.
15.    Arbitration. Any “Dispute” (as such term is defined in the Restated Lease) under this Agreement shall be resolved through final and binding arbitration conducted in accordance with the procedures and with the effect of, arbitration as provided for in the Restated Lease.
16.    Modification of Agreement. No modification or waiver of any provision of this Agreement, nor any consent to any departure by a party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Landlord and the Tenant, and such modification, waiver or consent shall be effective only in the specific instances and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances. This Agreement may not be amended except by an instrument in writing executed by or on behalf of the party against whom enforcement of such amendment is sought.
17.    Waiver of Rights by Landlord. Neither any failure nor any delay on the Landlord’s part in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.
18.    Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, but this Agreement shall be reformed and construed and enforced to the maximum extent permitted by applicable law.
19.    Recitals; Entire Contract. The recitals to this Agreement are incorporated herein in their entirety as if fully set forth in this Agreement and shall constitute a part of this Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof, including, without limitation, the Prior Guaranty. By their execution hereof, Landlord acknowledges and agrees that the Prior Guaranty is hereby amended and restated in its entirety and, as a result, that the provisions of the Prior Guaranty terminated and of no further force or effect, without the need for any further documentation, and TCA is hereby released from any and all liabilities arising from acts or omissions, and all claims under the Prior Guaranty from and after the Effective Date. TCA is a third-party beneficiary of this Section 19, entitled to enforce the terms hereof.
20.    Headings; Counterparts. Headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one and the same instrument.

21.    Remedies Cumulative. No remedy herein conferred upon the Landlord is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.
22.    NON-LIABILITY OF TRUSTEES. THE DECLARATION OF TRUST ESTABLISHING SVC AND HIGHWAY VENTURES PROPERTIES TRUST, COPIES OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (EACH, A “DECLARATION”), ARE DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDE THAT THE NAME “SERVICE PROPERTIES TRUST”, AND “HIGHWAY VENTURES PROPERTIES TRUST” (AS APPLICABLE) REFERS TO THE TRUSTEES UNDER THE APPLICABLE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SVC OR HIGHWAY VENTURES PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF OR CLAIM AGAINST SVC OR HIGHWAY VENTURES PROPERTIES TRUST, RESPECTIVELY. ALL PERSONS DEALING WITH SVC OR HIGHWAY VENTURES PROPERTIES TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF SVC OR HIGHWAY VENTURES PROPERTIES TRUST, RESPECTIVELY, FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.
23.    Exculpation. By their execution hereof, each of the Landlord and SVC acknowledges and agrees that, notwithstanding anything to the contrary contained herein, no recourse under or upon any obligation, representation, warranty, promise or other matter whatsoever under this Agreement shall be had against any of the direct or indirect constituent members, affiliates, partners, shareholders, officers, directors, employees, agents or representatives (collectively, the “Non-Recourse Parties”) of Guarantor or such Non-Recourse Parties, and each of Landlord and SVC expressly waives and releases, on behalf of itself and its respective successors and assigns, all right to assert any liability whatsoever under or with respect to this Agreement against, or to satisfy any claim or obligation arising hereunder against, any of such Non-Recourse Parties of Guarantor or such Non-Recourse Parties or out of any of their assets.

WITNESS the execution hereof under seal as of the Effective Date.

GUARANTOR: BP CORPORATION NORTH AMERICA, INC. an Indiana corporation By: /s/ John Jackson John Jackson Vice President and Treasurer
[Signature Page to Second Amended and Restated Guaranty Agreement (Lease No. 5)]

ACKNOWLEDGED AND AGREED:

HIGHWAY VENTURES PROPERTIES TRUST, a Maryland real estate investment trust By: /s/ Brian E. Donley Brian E. Donley Chief Financial Officer and Treasurer

HIGHWAY VENTURES PROPERTIES LLC, a Maryland limited liability company By: /s/ Brian E. Donley Brian E. Donley Chief Financial Officer and Treasurer

[Signature Page to Second Amended and Restated Guaranty Agreement (Lease No. 5)]